Billtrust Acquires iController, a Belgium-based B2B Collections Software Provider
Acquisition Establishes Strategic European Presence for AR Automation and
B2B Integrated Payments Leader

LAWRENCEVILLE, NJ USA and GHENT, BELGIUM – October 12, 2021 – Billtrust (NASDAQ: BTRS), a B2B accounts receivable (AR) automation and integrated payments leader, announced today it has acquired iController, a leading B2B provider of intelligent solutions for collections management, for $58 million, financed with cash on hand. Founded in 2007, Belgium-based iController’s software-as-a-service (SaaS) offering enables a wide range of users, from credit and collections managers to CFOs, to see information and communication in real time, providing visibility into cash flow management.
“Acquiring a great company like iController is consistent with our growth plan of strategic global expansion in targeted ways to broaden our customer footprint and provide extended value to our current customers,” said Flint Lane, Billtrust Founder & CEO.
“We are pleased to welcome Peter Janssens and the entire iController team to Billtrust,” said Steve Pinado, Billtrust President. “With 566 European customers, iController is a powerful resource for credit and collections professionals and a strong strategic fit for Billtrust, expanding our physical presence in the European market while enhancing our global collections capabilities.”
“Joining the Billtrust family will help us more rapidly scale our business and increase the level of resources we can deploy to better serve our growing customer base,” said Peter Janssens, iController Founder & CEO. “Our shared values and aspirations make this an ideal combination for iController.”
iController’s team will continue to operate from its offices in Ghent, Belgium and Amsterdam, The Netherlands, expanding Billtrust’s strategic presence in the region.

About Billtrust
Billtrust is a leading provider of cloud-based software and integrated payment processing solutions to simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, invoicing, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits and synergies that may be realized by Billtrust (“the Company”) and iController as a result of the acquisition. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward looking statements are subject to a number of risks and uncertainties, including those factors discussed in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s and iController’s ability to realize the anticipated benefits and synergies of the acquisition. There may be additional risks the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact
John T. Williams
IR@billtrust.com

Media Contact
Meredith Simpson
msimpson@billtrust.com